Shareholder Letter Q2 2024

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Dear Shareholders, Our second quarter results were excellent, headlined by robust topline growth, relative stability in expenses, and we were net cash flow ("NCF") positive. We also wanted to highlight our upcoming Investor Day, to be held on November 19, 2024, in New York City, where we'll provide detailed updates on our strategic expansion plans, operating efficiencies, and growth trajectory. We hope to see you there! Here’s a quick look at our operating metrics: • Net Cash Flow: We were NCF positive in Q2 2024 and expect to remain NCF positive with the exception of Q4 2024. • Top Line: At $839 million, In Force Premium grew 22% YoY, while revenue grew 17%. • Gross Loss Ratio: At 79%, gross loss ratio improved a notable 15 points year on year, while trailing twelve months ("TTM") gross loss ratio was also 79%, 12 points improved vs prior year, and 4 points improved sequentially. • Gross Profit: Increased by 155% year on year, while our Gross Profit Margin doubled year on year to 25%. • Operating Expense: Increased 13% or $12 million year on year, primarily driven by a $13 million increase in growth spend, while all other operating expense was stable as compared to prior year. • Bottom line: At ($43) million, Adjusted EBITDA loss improved 18% year on year, while Net Loss, at ($57) million, improved 15%. 3

4 1 Net cash flow ("NCF") is the change in total cash and investments. Cash Flow Positive Q2 2024 was NCF1 positive, and we expect to remain NCF positive moving forward, with the exception of Q4 2024, due to seasonal cash flow patterns. From our current balance of $931m, we expect our cash and investments balance to dip by approximately 1-2% before consistently climbing. Cash flow is of unique importance to us for a number of reasons: • In many industries, cash flow lags earnings. In insurance, however, cash flow precedes earnings as premiums are paid before claims are. Therefore, for Lemonade, cash flow is a leading indicator, providing management and investors with a more current picture of our model's benefits, and a first look at our business fundamentals as they develop. • Unlike the P&L, the cash flow statement captures the layered impact of our growth spend, where 80% of our spend is financed by our synthetic agents partner. This dramatic feature of our business is largely missed in a P&L- centric view. • NCF is a key metric for Lemonade. We invest in profitable growth (as measured by a healthy LTV to CAC ratio) to maximize long-term cash flow. While this may reduce short-term profitability, reinvesting excess cash into growth directly drives enterprise value. We expect to highlight cash flow with growing prominence in upcoming periods, as we continue to reinvest in profitable, capital-light growth with maximum confidence. Loss Ratio While Q2 2024 saw a surge in natural catastrophe events ("CAT") across the industry, driving elevated losses for many carriers, our 79% gross loss ratio result was notably stable. Indeed, reducing CAT-related volatility has been a major focus for us, and we have implemented the following strategies: • Growing products with lower CAT exposure, notably pet & renters • Geographic consideration when it comes to homeowners growth, including diversification via Europe

• Continuing to sell Lemonade homeowners policies only where our AI- powered LTV models predict attractive unit economics • Simultaneously placing home premium with other carriers in select geographies to ensure we are able to deliver a sustainable, long term solution for all customers • We've begun 'non-renewing' certain CAT-exposed Homeowners policies that we would not underwrite today, given what our AI-powered LTV models have learned. This effort will ramp up considerably in the second half of 2024, impacting IFP by roughly $20-25m, which is built into our guidance. We are highly encouraged by the following trends: • Year-over-year, the gross loss ratio improved by 15 points, the largest year- over-year improvement in the past three years, marking the fourth consecutive quarter with significant year-over-year improvement • TTM gross loss ratio, a more dependable gauge of sustained changes, improved sequentially by 4 points to 79%, with an impressive 12 point improvement year on year • Gross loss ratio ex-CAT continues a favorable trend, improving by 11 points to 62% from 73% a year ago 5

Operating Leverage In the past couple of years, we have seen impressive operating leverage, with dramatic growth in the book of business alongside relative stability in operating expenses. Some notable statistics: • Over the past 2 years, CAGR of IFP at 35% is more than 3x the CAGR of operating expense at 11% • Excluding our growth spend, of which 80% is now funded by our synthetic agents partners, all other operating expense was roughly flat • In the past year, we grew the book by 22%, while our employee headcount actually shrank by 9%, contributing to a 34% improvement in IFP per headcount. Since Q4 2021, IFP / headcount has steadily increased, improving by over 2x over that horizon. We view these feats as significant and auspicious. They show our ability to leverage technology to automate systems & processes, unleashing operating efficiencies. The good news is that we expect this dynamic – robust, predictable IFP growth alongside an expense base that remains comparatively static – to persist in the upcoming quarters and years. We believe that this is unique to tech-enabled businesses. Indeed we have discussed in prior letters that for us, scale is a gift that keeps on giving, which is why 6 we remain focused on driving profitable growth across the portfolio. This is in direct contrast to some of our competitors with more traditional operating models, for whom we believe the value of scale eventually tapers off. This concept and related visual representation below were introduced by professors Marco Iansiti & Karim Lakhani in the Harvard Business Review’s 2023 publication “10 Must Reads on AI” – it resonates with us wholeheartedly. Our recent performance – exemplified by ever-improving underwriting performance and operating leverage – leads us to believe an intersection as shown in the above graphic is on the horizon in the insurance business. As scale amplifies volume’s impact on value creation, our digital core uniquely positions us to capitalize on the opportunity ahead. 7

Q2 2024 Results, KPIs and Non-GAAP Financial Measures In Force Premium IFP, defined as the aggregate annualized premium for customers as of the period end date, increased by 22% to $838.8 million as compared to the second quarter of 2023. Customers Customer count increased by 14% to 2,167,194 as compared to the second quarter of 2023. Premium per Customer Premium per customer, defined as in force premium divided by customers, was $387 at the end of the second quarter, up 8% from the second quarter of 2023. Annual Dollar Retention ADR, defined as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn, was 88% at the end of the second quarter, an increase of 1 percentage point from second quarter of 2023. Gross Earned Premium Second quarter gross earned premium of $199.9 million increased by $36.0 million or 22% as compared to the second quarter of 2023, primarily due to the increase of IFP earned during the quarter. Revenue Second quarter revenue of $122.0 million increased by $17.4 million or 17% as compared to the second quarter of 2023, primarily due to the increase of gross earned premium and net investment income. 8

Gross Profit Second quarter gross profit of $30.8 million increased by $18.7 million or 155% as compared to the second quarter of 2023, primarily due to higher earned premium and improved loss ratio in the second quarter this year. Adjusted Gross Profit Second quarter adjusted gross profit of $33.4 million increased by $16.8 million or 101% as compared to the second quarter of 2023, primarily due to higher earned premium and improved loss ratio in the second quarter this year. Adjusted gross profit is a non-GAAP metric. Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this letter and the reasons for their use, are presented at the end of this letter. Operating Expense Total operating expense, excluding net loss and loss adjustment expense, of $106.6 million increased by $12.0 million or 13% as compared to the second quarter of 2023. The increase was primarily driven by higher growth spend for customer acquisition, offset by lower employee related costs. Growth spend, included in sales and marketing expense, was $25.8 million in the quarter, as compared to $12.5 million, in second quarter 2023. Net Loss Net loss in the second quarter was ($57.2) million, or ($0.81) per share, as compared to ($67.2) million, or ($0.97) per share, in the second quarter of 2023. Adjusted EBITDA Adjusted EBITDA loss of ($43.0) million improved by $9.7, or 18%, as compared to an Adjusted EBITDA loss of ($52.7) million in the second quarter of 2023, primarily due to higher revenue in the second quarter this year. 9

Adjusted EBITDA is a non-GAAP metric. Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this letter and the reasons for their use, are presented at the end of this letter. Cash & Investments The Company’s cash, cash equivalents, and investments totaled approximately $931 million at June 30, 2024. As of June 30, 2024, approximately $202 million is carried by our insurance subsidiaries as regulatory surplus. Net Cash Flow NCF in the second quarter was $4 million, as compared to ($51) million in the second quarter of 2023. 10

Key Operating and Financial Metrics Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 ($ in millions, except Premium per customer) ($ in millions, except Premium per customer) Customers (end of period) 2,167,194 1,906,408 2,167,194 1,906,408 In force premium (end of period) $ 838.8 $ 686.6 $ 838.8 $ 686.6 Premium per customer (end of period) $ 387 $ 360 $ 387 $ 360 Annual dollar retention (end of period) 88% 87% 88% 87% Total revenue $ 122.0 $ 104.6 $ 241.1 $ 199.8 Gross earned premium $ 199.9 $ 163.9 $ 387.8 $ 318.1 Gross profit $ 30.8 $ 12.1 $ 65.5 $ 28.6 Adjusted gross profit $ 33.4 $ 16.6 $ 70.1 $ 37.2 Net loss $ (57.2) $ (67.2) $ (104.5) $ (133.0) Adjusted EBITDA $ (43.0) $ (52.7) $ (76.9) $ (103.5) Gross profit margin 25% 12% 27% 14% Adjusted gross profit margin 27% 16% 29% 19% Ratio of Adjusted Gross Profit to Gross Earned Premium 17% 10% 18% 12% Gross loss ratio 79% 94% 79% 90% Net loss ratio 79% 99% 79% 96% 11

Guidance We are reaffirming guidance for FY 2024 for all metrics. We expect familiar seasonal patterns to repeat in Q3 & Q4, with accelerating growth spend in Q3, expected to be 3x prior year amount, and lower loss ratios in Q4, leading to the following expectations: Third Quarter 2024 We expect: • In force premium at September 30, 2024 of $875 - $879 million (~22% growth YoY) • Gross earned premium of $208 - $210 million (~21% growth YoY) • Revenue of $124 - $126 million (~10% growth YoY) • Adjusted EBITDA loss of ($58) - ($56) million • Stock-based compensation expense of approximately $17 million • Capital expenditures of approximately $3 million • Weighted total common shares outstanding of approximately 71 million shares Full Year 2024 We expect: • In force premium at December 31, 2024 of $940 - $944 million (~26% growth YoY) • Gross earned premium of $818 - $822 million (~22% growth YoY) • Revenue of $511 - $515 million (~20% growth YoY) • Adjusted EBITDA loss of ($155) - ($151) million • Stock-based compensation expense of approximately $64 million • Capital expenditures of approximately $10 million • Weighted total common shares outstanding of approximately 71 million shares 12

A full reconciliation of Adjusted EBITDA guidance to net loss on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, depreciation and amortization, interest income, net investment income, and other transactions that we consider to be unique in nature, all of which are adjustments to Adjusted EBITDA. We have provided a reconciliation of GAAP to non-GAAP financial measures for the second quarter June 30, 2024 in the reconciliation tables at the end of this letter. 13

Non-GAAP financial measures and key operating metrics The non-GAAP financial measures used in this letter to shareholders are Adjusted EBITDA, Adjusted Gross Profit, and Ratio of Adjusted Gross Profit to Gross Earned Premium. We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding income tax expense, depreciation and amortization, stock-based compensation, interest expense, interest income and others, net investment income, net realized gains and losses on sale of investments, change in fair value of warrants liability, amortization of fair value adjustment on insurance contract intangible liability relating to the Metromile Acquisition, and other non-cash adjustments and other transactions that we would consider to be unique in nature. We exclude these items from adjusted EBITDA because we do not consider them to be directly attributable to our underlying operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it gives our management and other customers of our financial information useful insight into our results of operations and our underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with U.S. GAAP, and other companies may define adjusted EBITDA differently. We define adjusted gross profit, a non-GAAP financial measure, as gross profit excluding net investment income, interest income and other income, and net realized gains and losses on sale of investments, plus fixed costs and overhead associated with our underwriting operations including employee-related expense, professional fees and other, and depreciation and amortization allocated to cost of revenue, and other adjustments that we would consider to be unique in nature. After these adjustments, the resulting calculation is inclusive of only those variable costs of revenue incurred on the successful acquisition of business and without the volatility of investment income. We use adjusted gross profit as a key measure of our progress towards profitability and to consistently evaluate the variable contribution to our business from underwriting operations from period to period. We define Ratio of Adjusted Gross Profit to Gross Earned Premium as the ratio of adjusted gross profit to gross earned premium. The Ratio of Adjusted Gross Profit 14 to Gross Earned Premium measures the relationship between the underlying business volume and gross economic benefit generated by our underwriting operations, on the one hand, and our underlying profitability trends, on the other. We rely on this measure, which supplements our gross profit ratio as calculated in accordance with GAAP, because it provides management with insight into our underlying profitability trends over time. The non-GAAP financial measures used in this letter to shareholders have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted gross profit, and adjusted gross profit margin, ratio of adjusted gross profit to gross earned premium, and adjusted EBITDA should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this letter to shareholders. 15

This letter to shareholders also includes key performance indicators, including customers, in force premium, premium per customer, annual dollar retention, gross earned premium, gross loss ratio, net loss ratio and gross loss ratio ex-CAT. We define customers as the number of current policyholders underwritten by us or placed by us with third-party insurance partners (who pay us recurring commissions) as of the period end date. A customer that has more than one policy counts as a single customer for the purposes of this metric. We view customers as an important metric to assess our financial performance because customer growth drives our revenue, expands brand awareness, deepens our market penetration, creates additional upsell and cross-sell opportunities and generates additional data to continue to improve the functioning of our platform. We define in force premium ("IFP") as the aggregate annualized premium for customers as of the period end date. At each period end date, we calculate IFP as the sum of: (i) In force written premium — the annualized premium of in force policies underwritten by us; and (ii) In force placed premium — the annualized premium of in force policies placed with third party insurance companies for which we earn a recurring commission payment. In force placed premium currently reflects approximately 1% of IFP. The annualized value of premiums is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. IFP is not a forecast of future revenues nor is it a reliable indicator of revenue expected to be earned in any given period. We believe that our calculation of IFP is useful to analysts and investors because it captures the impact of growth in customers and premium per customer at the end of each reported period, without adjusting for known or projected policy updates, cancellations, rescissions and non-renewals. We use IFP because we believe it gives our management useful insight into the total reach of our platform by showing all in force policies underwritten and placed by us. Other companies, including companies in our industry, may calculate IFP differently or not at all, which reduces the usefulness of IFP as a tool for comparison. We define premium per customer as the average annualized premium customers pay for products underwritten by us or placed by us with third-party insurance 16 partners. We calculate premium per customer by dividing IFP by customers. We view premium per customer as an important metric to assess our financial performance because premium per customer reflects the average amount of money our customers spend on our products, which helps drive strategic initiatives. We define annual dollar retention ("ADR"), as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn. To calculate ADR we first aggregate the IFP from all active customers at the beginning of the period and then aggregate the IFP from those same customers at the end of the period. ADR is then equal to the ratio of ending IFP to beginning IFP. Beginning in the third quarter of 2023, ADR included Metromile. We believe that our calculation of ADR is useful to analysts and investors because it captures our ability to retain customers and sell additional products and coverage to them over time. We view ADR as an important metric to measure our ability to provide a delightful end-to-end customer experience, satisfy our customers’ evolving insurance needs and maintain our customers’ trust in our products. Our customers become more valuable to us every year they continue to subscribe to our products. Other companies, including companies in our industry, may calculate ADR differently or not at all, which reduces the usefulness of ADR as a tool for comparison. Gross earned premium ("GEP") is the earned portion of our gross written premium. Gross earned premium includes direct and assumed premium. In December 2022, we began assuming premium related to car insurance policies written in Texas, in connection with our fronting arrangement with a third party carrier in Texas, and this did not impact the key performance indicators prior to fourth quarter of 2022. We use this operating metric as we believe it gives our management and other users of our financial information useful insight into the gross economic benefit generated by our business operations and allows us to evaluate our underwriting performance without regard to changes in our underlying reinsurance structure. Unlike net earned premium, gross earned premium excludes the impact of premiums ceded to reinsurers, and therefore should not be used as a substitute for net earned premium, total revenue, or any other measure presented in accordance with GAAP. 17

We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium. We define net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. We define gross loss ratio ex-CAT, expressed as a percentage, as the ratio of gross losses and loss adjustment expense, excluding catastrophic losses, to gross earned premium. We define net cash flow ("NCF") as the change in total cash, cash equivalents, restricted cash and investments. We define trailing twelve month ("TTM") gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium for the past twelve months. 18

Links The information contained on, or that can be accessed through, hyperlinks included herein is deemed not to be incorporated in or part of this shareholder letter. Earnings teleconference information The Company will discuss its second quarter 2024 financial results and business outlook during a teleconference on July 31, 2024, at 8:00 AM ET. The conference call (access code 253964) can be accessed toll-free at 1-833-470-1428, or at 1-404-975-4839. A live audio webcast of the call will also be available simultaneously at https:// investor.lemonade.com Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Lemonade’s website. Additional investor information can be accessed at https://investor.lemonade.com About Lemonade Lemonade offers renters, homeowners, pet, car, and life insurance. Powered by artificial intelligence and behavioral economics, Lemonade’s full stack insurance carriers in the US, the UK and the EU replace brokers and bureaucracy with bots and machine learning, aiming for zero paperwork and instant everything. A Certified B-Corp, Lemonade donates to nonprofits selected by its community, during its annual Giveback. Lemonade is currently available in the United States, the UK, Germany, the Netherlands, and France, and continues to expand globally. For more information, please visit www.lemonade.com, and follow Lemonade on X or Instagram. Media inquiries: press@lemonade.com Investor contact: ir@lemonade.com 19

Forward-looking statement safe harbor This letter to shareholders contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this letter to shareholders that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial performance and upgraded guidance, including our financial outlook for the third quarter and full year 2024, our future profitability, the expectations regarding the impact of increased rate filings, the expected benefits, accuracy and growth of our predictive and generative AI models, the impact of our agreement with General Catalyst as a synthetic agent, our anticipated growth, our industry, business strategy, plans, goals and expectations concerning our market position, future operations and other financial and operating information. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements, including but not limited to, the following: our history of losses and that we may not achieve or maintain profitability in the future; our success and ability to retain and expand our customer base; the "Lemonade" brand may not become as widely known as incumbents' brands or the brand may become tarnished; the denial of claims or our failure to accurately and timely pay claims; our ability to attain greater value from each user; availability of reinsurance at current levels and prices; our exposure to counterparty risks; our limited operating history; our ability to manage our growth effectively; our proprietary artificial intelligence algorithms may not operate properly or as expected; the intense competition in the segments of the insurance industry in which we operate; our ability to maintain our risk-based capital at the required levels; our ability to expand our product offerings; the novelty of our business model and its unpredictable efficacy and susceptibility to unintended consequences; the possibility that we could be forced to modify or eliminate our Giveback; regulatory risks, related to the operation, development, and implementation of our proprietary artificial intelligence algorithms and telematics based pricing model; legislation or legal requirements that may affect how we communicate with 20 customers; the cyclical nature of the insurance industry; our reliance on artificial intelligence, telematics, mobile technology, and our digital platforms to collect data that we utilize in our business; our ability to obtain additional capital to the extent required to grow our business, which may not be available on terms acceptable to us or at all; our actual or perceived failure to protect customer information and other data as a result of security incidents or real or perceived errors, failures or bugs in our systems, website or app, respect customers’ privacy, or comply with data privacy and security laws and regulations; periodic examinations by state insurance regulators; underwriting risks accurately and charging competitive yet profitable rates to customers; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers; potentially significant expenses incurred in connection with any new products before generating revenue from such products; risks associated with any costs incurred and other risks as we expand our business in the U.S. and internationally; our ability to comply with extensive insurance industry regulations; our ability to comply with insurance regulators and additional reporting requirements on insurance holding companies; our ability to predict the impacts of severe weather events and catastrophes, including the effects of climate change and global pandemics, on our business and the global economy generally; increasing scrutiny, actions, and changing expectations on environmental, social, and governance matters; fluctuations of our results of operations on a quarterly and annual basis; our utilization of customer and third party data in underwriting our policies; limitations in the analytical models used to assess and predict our exposure to catastrophe losses; potential losses could be greater than our loss and loss adjustment expense reserves; the minimum capital and surplus requirements our insurance subsidiaries are required to have; assessments and other surcharges from state guaranty funds; our status and obligations as a public benefit corporation; our operations in Israel and the current political, economic, and military instability, including the evolving conflict in Israel and surrounding region. 21

These and other important factors are discussed under the caption “Risk Factors” in our Form 10-K filed with the SEC on February 28, 2024 and in our other filings with the SEC, these factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter to shareholders. Any such forward-looking statements represent management’s beliefs as of the date of this letter to shareholders. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. News & Information Disclosure Investors should note that we may use our website (investor.lemonade.com), blog (lemonade.com/blog), and our company account on X and LinkedIn as a means of disclosing information and for complying with our disclosure obligations under Regulation FD. The information we post through these channels may be deemed material. Investors should monitor these channels in addition to reviewing our press releases, SEC filings, and public conference calls. 22

Condensed Consolidated Statements of Operations and Comprehensive Loss $ in millions, except per share amounts, unaudited Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Revenue Net earned premium $ 89.3 $ 76.5 $ 173.7 $ 144.7 Ceding commission income 16.5 17.5 37.5 34.7 Net investment income 8.1 5.6 15.7 10.6 Commission and other income 8.1 5.0 14.2 9.8 Total revenue 122.0 104.6 241.1 199.8 Expense Loss and loss adjustment expense, net 70.5 75.9 136.4 139.5 Other insurance expense 18.8 15.0 36.1 28.6 Sales and marketing 36.8 24.8 67.2 53.0 Technology development 21.2 24.1 42.1 45.9 General and administrative 29.8 30.7 59.6 63.4 Total expense 177.1 170.5 341.4 330.4 Loss before income taxes (55.1) (65.9) (100.3) (130.6) Income tax expense 2.1 1.3 4.2 2.4 Net loss $ (57.2) $ (67.2) $ (104.5) $ (133.0) Other comprehensive loss, net of tax Unrealized gain on investments in fixed maturities 1.3 1.2 2.0 7.2 Foreign currency translation adjustment (0.7) 0.1 (1.6) (0.6) Comprehensive loss $ (56.6) $ (65.9) $ (104.1) $ (126.4) Per share data: Net loss per share attributable to common stockholders— basic and diluted $ (0.81) $ (0.97) $ (1.48) $ (1.92) Weighted average common shares outstanding—basic and diluted 70,721,227 69,534,731 70,502,856 69,434,971 23

Condensed Consolidated Balance Sheets $ in millions, except per share amounts As of June 30, December 31, 2024 2023 (Unaudited) Assets Investments Fixed maturities available-for-sale, at fair value (amortized cost: $540.5 million and $632.0 million as of June 30, 2024 and December 31, 2023, respectively) $ 537.2 $ 627.4 Short-term investments (cost: $44.0 million and $45.8 million as of June 30, 2024 and December 31, 2023, respectively) 44.0 45.8 Total investments 581.2 673.2 Cash, cash equivalents and restricted cash 349.7 271.5 Premium receivable, net of allowance for credit losses of $2.5 million and $2.5 million as of June 30, 2024 and December 31, 2023, respectively 259.7 222.0 Reinsurance recoverable 203.0 138.4 Prepaid reinsurance premium 218.2 196.3 Deferred acquisition costs 11.2 8.8 Property and equipment, net 16.3 17.4 Intangible assets 18.2 22.9 Goodwill 19.0 19.0 Other assets 37.4 63.8 Total assets $ 1,713.9 $ 1,633.3 Liabilities and Stockholders' Equity Unpaid loss and loss adjustment expense $ 282.2 $ 262.3 Unearned premium 397.6 353.7 Trade payables 0.6 0.6 Funds held for reinsurance treaties 157.3 128.8 Deferred ceding commission 46.3 41.4 Ceded premium payable 29.6 23.2 Borrowings under financing agreement 43.9 14.9 Other liabilities and accrued expenses 121.2 99.5 Total liabilities 1,078.7 924.4 Commitments and Contingencies Stockholders' equity Common stock, $0.00001 par value, 200,000,000 shares authorized; 71,002,862 and 70,163,703 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively — — Additional paid-in capital 1,844.9 1,814.5 Accumulated deficit (1,201.1) (1,096.6) Accumulated other comprehensive loss (8.6) (9.0) Total stockholders' equity 635.2 708.9 Total liabilities and stockholders' equity $ 1,713.9 $ 1,633.3 24

Condensed Consolidated Statements of Cash Flows $ in millions, unaudited Six Months Ended June 30, 2024 2023 Cash flows from operating activities: Net loss $ (104.5) $ (133.0) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 10.2 10.2 Stock-based compensation 30.3 30.2 Amortization of premium on bonds (2.8) — Provision for bad debt 5.3 3.9 Asset impairment charge 0.3 — Changes in operating assets and liabilities: Premium receivable (43.0) (22.1) Reinsurance recoverable (64.6) (7.6) Prepaid reinsurance premium (21.9) (2.1) Deferred acquisition costs (2.4) 0.3 Other assets 26.4 5.2 Unpaid loss and loss adjustment expense 19.9 (0.6) Unearned premium 43.9 27.9 Trade payables — (0.4) Funds held for reinsurance treaties 28.5 (6.7) Deferred ceding commissions 4.9 1.9 Ceded premium payable 6.4 0.8 Other liabilities and accrued expenses 21.6 (4.6) Net cash used in operating activities (41.5) (96.7) Cash flows from investing activities: Proceeds from short-term investments sold or matured 44.0 63.2 Proceeds from bonds sold or matured 219.6 216.0 Cost of short-term investments acquired (41.7) (52.2) Cost of bonds acquired (125.7) (218.0) Purchases of property and equipment (4.0) (4.6) Net cash provided by investing activities 92.2 4.4 Cash flows from financing activities: Proceeds from borrowings under financing agreement 39.7 — Payments on borrowings under financing agreement (10.7) — Proceeds from stock exercises 0.1 0.3 Net cash provided by financing activities 29.1 0.3 Effect of exchange rate changes on cash, cash equivalents and restricted cash (1.6) (0.7) Net increase (decrease) in cash, cash equivalents and restricted cash 78.2 (92.7) Cash, cash equivalents and restricted cash at beginning of period 271.5 286.5 Cash, cash equivalents and restricted cash at end of period $ 349.7 $ 193.8 Supplemental disclosure of cash flow information: Cash paid for income taxes $ 1.2 $ 0.3 Cash paid for interest expense on borrowings under financing agreement $ 1.3 $ — 25

Reconciliation of Non-GAAP Financial Measures to their Most Directly Comparable GAAP Financial Measures Adjusted Gross Profit and Adjusted Gross Profit Margin The following table provides a reconciliation of total revenue to adjusted gross profit and the related adjusted gross profit margin for the periods presented: Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 ($ in millions) Total revenue $ 122.0 $ 104.6 $ 241.1 $ 199.8 Adjustments: Loss and loss adjustment expense, net $ (70.5) $ (75.9) $ (136.4) $ (139.5) Other insurance expense (18.8) (15.0) (36.1) (28.6) Depreciation and amortization (1.9) (1.6) (3.1) (3.1) Gross profit $ 30.8 $ 12.1 $ 65.5 $ 28.6 Gross profit margin (% of total revenue) 25% 12% 27% 14% Adjustments: Net investment income $ (8.1) $ (5.6) $ (15.7) $ (10.6) Interest income and other income (2.3) (0.8) (4.5) (1.5) Employee-related expense 5.1 4.7 10.5 8.5 Professional fees and other 6.0 4.6 11.2 9.1 Depreciation and amortization 1.9 1.6 3.1 3.1 Adjusted gross profit $ 33.4 $ 16.6 $ 70.1 $ 37.2 Adjusted gross profit margin (% of total revenue) 27% 16% 29% 19% 26

Ratio of Adjusted Gross Profit to Gross Earned Premium The following table sets forth our calculation of the Ratio of Adjusted Gross Profit to Gross Earned Premium for the periods presented: Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 ($ in millions) Numerator: Adjusted gross profit $ 33.4 $ 16.6 $ 70.1 $ 37.2 Denominator: Gross earned premium $ 199.9 $ 163.9 $ 387.8 $ 318.1 Ratio of Adjusted Gross Profit to Gross Earned Premium 17% 10% 18% 12% Adjusted EBITDA The following table provides a reconciliation of adjusted EBITDA to net loss for the periods presented: Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 ($ in millions) Net loss $ (57.2) $ (67.2) $ (104.5) $ (133.0) Adjustments: Income tax expense 2.1 1.3 4.2 2.4 Depreciation and amortization 5.2 5.0 10.2 10.2 Stock-based compensation (1) 15.4 14.8 30.3 30.2 Interest expense 1.1 — 1.7 — Interest income and others (1.6) (0.8) (3.1) (1.5) Net investment income (8.1) (5.6) (15.7) (10.6) Change in fair value of warrants liability — — — (0.3) Amortization of fair value adjustment on insurance contract intangible liability relating to the Metromile acquisition (0.1) (0.2) (0.2) (0.9) Other adjustments (2) 0.2 — 0.2 — Adjusted EBITDA $ (43.0) $ (52.7) $ (76.9) $ (103.5) (1) Includes compensation expense related to warrant shares of $1.6 million and $2.5 million for the three and six months ended June 30, 2024, respectively, and $0.6 million for both the three and six months ended June 30, 2023. (2) Consisted primarily of impairment charge of $0.3 million related to a portion of the New York office sublease, net of gain on termination of lease. 27

Supplemental Financial Information $ in millions, unaudited Stock-based compensation Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Loss and loss adjustment expense, net $ 0.5 $ 0.7 $ 1.0 $ 1.4 Other insurance expense 0.6 0.5 1.2 1.0 Sales and marketing (1) 2.6 1.5 4.6 2.7 Technology development 6.4 6.3 12.8 13.0 General and administrative 5.3 5.8 10.7 12.1 Total stock-based compensation expense $ 15.4 $ 14.8 $ 30.3 $ 30.2 (1) Includes compensation expense related to warrant shares of $1.6 million and $2.5 million for the three and six months ended June 30, 2024, respectively and $0.6 million for both the three and six months ended June 30, 2023. Written and Earned Premium Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Gross written premium $ 226.2 $ 181.9 $ 431.8 $ 345.9 Ceded written premium (124.3) (94.1) (236.0) (175.4) Net written premium $ 101.9 $ 87.8 $ 195.8 $ 170.5 Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Gross earned premium $ 199.9 $ 163.9 $ 387.8 $ 318.1 Ceded earned premium (110.6) (87.4) (214.1) (173.4) Net earned premium $ 89.3 $ 76.5 $ 173.7 $ 144.7 28

Historical Operating Metrics

$ in millions except Premium per customer

	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31 2023	Jun. 30, 2023	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	Jun. 30, 2024
Customers (end of period)	1,579,936	1,775,824	1,807,548	1,856,012	1,906,408	1,984,154	2,026,918	2,095,275	2,167,194
In force premium (end of period)	$ 457.6	$ 609.2	$ 625.1	$ 653.3	$ 686.6	$ 719.0	$ 747.3	$ 794.2	$ 838.8
Premium per customer (end of period)	$ 290	$ 343	$ 346	$ 352	$ 360	$ 362	$ 369	$ 379	$ 387
Annual dollar retention (end of period)	83%	84%	86%	87%	87%	85%	87%	88%	88%
Total revenue	$ 50.0	$ 74.0	$ 88.4	$ 95.2	$ 104.6	$ 114.5	$ 115.5	$ 119.1	$ 122.0
Gross earned premium	$ 106.8	$ 136.4	$ 151.3	$ 154.2	$ 163.9	$ 173.2	$ 181.0	$ 187.9	$ 199.9
Gross profit	$ 11.3	$ 8.1	$ 12.7	$ 16.5	$ 12.1	$ 21.9	$ 33.6	$ 34.7	$ 30.8
Adjusted gross profit	$ 17.5	$ 13.2	$ 17.9	$ 20.6	$ 16.6	$ 24.9	$ 35.3	$ 36.7	$ 33.4
Net loss	$ (67.9)	$ (91.4)	$ (63.7)	$ (65.8)	$ (67.2)	$ (61.5)	$ (42.4)	$ (47.3)	$ (57.2)
Adjusted EBITDA	$ (50.3)	$ (65.7)	$ (51.7)	$ (50.8)	$ (52.7)	$ (40.2)	$ (28.9)	$ (33.9)	$ (43.0)
Gross profit margin	23%	11%	14%	17%	12%	19%	29%	29%	25%
Adjusted gross profit margin	35%	18%	20%	22%	16%	22%	31%	31%	27%
Ratio of Adjusted Gross Profit to Gross Earned Premium	16%	10%	12%	13%	10%	14%	20%	20%	17%
Gross loss ratio	86%	94%	89%	87%	94%	83%	77%	79%	79%
Net loss ratio	90%	105%	97%	93%	99%	88%	78%	78%	79%

29

Appendix to the Q2 2024 Shareholder Letter

Customers (in ‘000s) In Force Premium ($s in m) 14% 21% YoY growth 22%50% 1,580 1,906 2,167 Q2 22 Q2 23 Q2 24 $457.6 $686.6 $838.8 Q2 22 Q2 23 Q2 24 $290 $360 $387 Q2 22 Q2 23 Q2 24 Premium Per Customer 8% 24% * = Appendix p.2

Gross Earned Premium (“GEP”) ($s in m) Revenue ($s in m) $50.0 $104.6 $122.0 Q2 22 Q2 23 Q2 24 17%109%YoY growth $106.8 $163.9 $199.9 Q2 22 Q2 23 Q2 24 22% 53% Appendix p.3

94% 83% 77% 79% 79% 99% 88% 78% 78% 79% 73% 73% 72% 63% 62% Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Loss Ratio Gross Loss Ratio (1) Net Loss Ratio (1) (1) We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium, and net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. (2) We define gross loss ratio ex-CAT, expressed as a percentage, as the ratio of losses and loss adjustment expense excluding catastrophic losses to gross earned premium. Appendix p.4 Gross Loss Ratio ex-CAT (2)

Loss Ratio Quarterly vs. Trailing Twelve Month (“TTM”) TTM Gross Loss Ratio (2)Gross Loss Ratio (1) (1) We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium. (2) We define trailing twelve months (“TTM”) gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium for the past twelve months. Appendix p.5 94% 83% 77% 79% 79% 91% 88% 85% 83% 79% Q2 23 Q3 23 Q4 23 Q1 24 Q2 24

Gross Profit ($s in m) Gross Profit Margin 155%7% 23% 12% 25% Q2 22 Q2 23 Q2 24 YoY growth Appendix p.6 $11.3 $12.1 $30.8 Q2 22 Q2 23 Q2 24

Adj. Gross Profit (1) ($s in m) Ratio of Adj. Gross Profit to GEP $17.5 $16.6 $33.4 Q2 22 Q2 23 Q2 24 101%(5%) (1) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". 16% 10% 17% Q2 22 Q2 23 Q2 24 YoY growth Appendix p.7

$86.9 $94.6 $106.6 Q2 22 Q2 23 Q2 24 Other insurance expense Sales and marketing (2) Technology development General and administrative Operating Expenses (1) ($s in m) (1) Represents total expense less loss and loss adjustment expense, net. (2) Growth spend included in Sales and marketing was $25.8M in Q2 2024, $12.5M in Q2 2023 and $25.6M in Q2 2022. Appendix p.8

Net Loss ($s in m) Adj. EBITDA (1) ($s in m) 18%(5%) YoY growth 15% 1% (1) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Appendix p.9 ($67.9) ($67.2) ($57.2) Q2 22 Q2 23 Q2 24 ($50.3) ($52.7) ($43.0) Q2 22 Q2 23 Q2 24

Total Cash & Investments ($s in m) Net Cash Flow (1) Appendix p.10 $942 $945 $945 $927 $931 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 ($51) $3 ($0) ($18) $4 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 (1) We define Net Cash Flow (“NCF”) as the change in cash, cash equivalents, restricted cash and investments.

Guidance ($s in m)Q3 2024 Full Year 2024 $875 $879 $208 $210 $124 $126 ($58) ($56) ($155) ($151) $511 $515 $818 $822 $940 $944 Low High Low High In force premium (as of end of period) Gross Earned Premium Revenue Adj. EBITDA (1) (1) Adj. EBITDA is a non-GAAP metric. A full reconciliation of Adj. EBITDA guidance to net loss on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, depreciation and amortization, interest income, net investment income, and other transactions that we consider to be unique in nature, all of which are adjustments to Adj. EBITDA. We estimate that stock-based compensation for the third quarter and full year 2024 is approximately $17m and $64m, respectively. We estimate that Capital expenditures for the third quarter and full year 2024 is approximately $3m and $10m, respectively. We estimate weighted total common shares outstanding for the third quarter and full year 2024 is approximately 71m and 71m, respectively. Appendix p.11